UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

CID HoldCo, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $287.50 per share*	DAICW	The Nasdaq Stock Market LLC

*	Reflects giving effect to the reverse stock split as of 4:01 p.m. Eastern Time on May 29, 2026 as described in the 8-K filed by CID HoldCo, Inc. with the Securities and Exchange Commission on May 28, 2026.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Promissory Note

On September 10, 2026, CID HoldCo, Inc., a Delaware corporation (the “Company”), issued an unsecured convertible promissory note (the “H Capital Note”) to H Capital Ventures Management Consultancies Co. LLC., a UAE entity (Licence No. 1162929) (the “Holder”). The H Capital Note was issued in connection with the transactions contemplated by the Binding Summary of Principal Terms, dated as of September 14, 2026, between the Company, BladeRanger (as defined below) and Envoy (as defined below) (the “Term Sheet”).

The H Capital Note has an original principal amount of Five Hundred Fifty Thousand Dollars ($550,000.00). The Holder delivered $500,000.00 in cash upon issuance of the H Capital Note, reflecting a 10% original issue discount. The H Capital Note bears interest at a rate of 8% per annum on the outstanding principal amount; provided, that the interest for the first six months on the principal shall accrue immediately and be guaranteed. The H Capital Note matures on the six (6) month anniversary of the issue date (the “Maturity Date”).

The H Capital Note is convertible, at the option of the Holder, into shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), at any time and from time to time. The conversion price (the “Conversion Price”) is equal to the lower of (a) $1.50 per share of Common Stock and (b) 90% of the ten (10) Trading Day volume-weighted average price of the Common Stock (the “VWAP”) ending on the Trading Day immediately prior to the applicable conversion date; provided, however, that in no event shall the Conversion Price be less than $0.50 per share of Common Stock (the “Floor Price”).

The H Capital Note is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock (the “Ownership Limitation”), which the Holder may increase to 9.99% upon sixty-one (61) days’ prior written notice to the Company. In addition, the H Capital Note may not be converted into more than 9.99% of the outstanding shares of Common Stock as of the issue date (the “Exchange Cap”), unless and until the Company obtains the approval of its stockholders as may be required by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed.

The H Capital Note contains customary events of default, including, among others: failure to pay principal or interest when due, failure by the Company to timely deliver conversion shares, breach of any representation, warranty, covenant or agreement in the H Capital Note or the Term Sheet, the bankruptcy or insolvency of the Company or the entry of judgments against the Company in excess of $50,000, delisting of the Common Stock from Nasdaq, and the Company’s failure to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon the occurrence of an event of default, the Conversion Price shall be reduced to $0.01 per share.

The H Capital Note provides for liquidated damages of $500 per day in the event the Company fails to timely deliver conversion shares. The H Capital Note may be prepaid by the Company at any time, in whole or in part, without the consent of the Holder.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the H Capital Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Binding Summary of Principal Terms for the Acquisition of Envoy Technologies, Inc.

On September 14, 2026, the Company entered into a legally binding and enforceable Binding Summary of Principal Terms (the “Term Sheet”) with BladeRanger Ltd. (TASE: BLRN) (“BladeRanger”) and Envoy Technologies, Inc. (“Envoy”), pursuant to which the Company will acquire 100% of Envoy’s outstanding capital stock (the “Acquisition”). BladeRanger holds 100% of Envoy’s outstanding capital stock. Blink Charging Co. (“Blink”) holds a $12.5 million convertible note in Envoy that will convert into 20% of Envoy’s equity prior to closing.

Valuation and Consideration. Under the terms of the Term Sheet, at the closing of the Acquisition (the “Closing”), the Company will issue shares equal to an aggregate of 10,833,333 shares of Common Stock (the “Envoy-Side Shares”), representing approximately 67.3% of the post-closing fully diluted capitalization of the Company (based on 15,986,606 post-closing fully diluted shares). The consideration issued at Closing will consist of (i) 233,543 shares of Common Stock to BladeRanger (representing 9.99% of the Company’s shares of Common Stock outstanding immediately prior to Closing, and after taking into account the shares issuable upon conversion of the H Capital Note), and (ii) the balance of the consideration will be shares of a newly authorized Series C Convertible Preferred Stock (the “Series C Preferred”), of which 2,166,667 shares will be issued to Blink (representing 20% of the Envoy-Side Shares) and 8,433,123 shares will be issued to BladeRanger (representing the balance of the Envoy-Side Shares). The Series C Preferred will have a stated value of $6.00 per share and be non-voting (except with respect to protective provisions) and will be convertible on a one-for-one basis into shares of Common Stock automatically upon the receipt of stockholder approval, but may not be converted into more than 19.99% of the outstanding shares of Common Stock as of the issue date, including the shares of Common Stock issuable upon conversion of the H Capital Note and the shares of Common Stock issued to BladeRanger at the Closing (the “Series C Blocker”). The Series C Preferred will have a liquidation preference equal to the greater of its stated value and its as-converted value, and will not be redeemable.

BladeRanger-Funded Obligations. To the extent BladeRanger incurs, pays or otherwise satisfies any fees, costs, expenses or other amounts from the date of the Term Sheet through the Closing, including any amounts incurred by BladeRanger in connection with the operation or funding of Envoy during such period and any indebtedness of the Company or Envoy paid or funded by BladeRanger, BladeRanger shall receive additional shares of Common Stock or Series C Preferred, as applicable, equal to the aggregate amount so incurred at price per share of $6.00; provided, however, that the aggregate amount so funded by BladeRanger in connection with the operation or funding or indebtedness of Envoy shall not exceed $500,000 and an aggregate of 400,000 shares of Series C Preferred shall not be issued in respect of amounts funded by BladeRanger in connection with the operation or funding or indebtedness of the Company. Any such additional shares shall not affect the Envoy-Side Shares to be issued at the Closing. The Company is solely responsible for all costs, fees, expenses and other liabilities incurred or accrued by it through the Closing in connection with the operation, maintenance and run-off of the Company and its business.

Closing and Conditions. The Closing of the Acquisition is targeted for October 6, 2026 (the “Outside Date”), and the definitive agreements are to be entered into on or before September 25, 2026. The Closing is subject to customary conditions, including, as conditions to the Company’s obligation to consummate the Acquisition, the accuracy in all material respects of BladeRanger’s and Envoy’s representations and warranties and compliance with their covenants, the absence of a material adverse effect, and the receipt of all required Israeli and Tel Aviv Stock Exchange approvals. Conditions to BladeRanger’s obligation to consummate the Acquisition include the accuracy in all material respects of the Company’s representations and warranties and compliance with its covenants, the filing of the Series C Certificate and issuance of the shares of Series C Preferred, and the execution of Voting and Support Agreements. Stockholder approval will be required under applicable Nasdaq rules, including Nasdaq Rules 5635(a), (b) and (d), in connection with the contemplated change of control and prior to the issuance of shares of Common Stock upon conversion of the Series C Preferred or the H Capital Note, or pursuant to any equity line of credit entered into in connection with the Closing, in each case to the extent such issuances exceed applicable Nasdaq limitations. Stockholder approval is not a condition to Closing and is targeted for January 2027.

Termination. The Term Sheet may be terminated upon mutual consent of the parties, the Closing not occurring by the Outside Date, exercise of the Company’s fiduciary out (subject to expense reimbursement to BladeRanger of up to $150,000), an uncured material breach by the other party, or if the Nasdaq continued listing condition has become incapable of being satisfied on or prior to the Outside Date.

Post-Closing Covenants. Following the Closing, BladeRanger will have the right to designate one (1) director to the Company’s Board of Directors. The Board will continue to consist of seven (7) directors, of which four (4) shall be independent directors. In addition, BladeRanger will have the right to designate one (1) member to the Company’s executive management team. Following the Closing, the Company will assume BladeRanger’s obligation to backstop certain Envoy vehicle leases guaranteed by Blink, representing approximately $700,000 of obligations, including by providing a letter of credit within thirty (30) days following the Closing. In addition, Envoy will extend its existing transition services arrangement with Blink for an additional six (6) months to support the completion of the Rule 3-05 audit.

BladeRanger’s shares of Common Stock issued upon conversion of the Series C Preferred will be subject to a six (6) month lock-up, followed by leak-out provisions limiting sales to no more than 10% of daily trading volume or, if available, volume under Rule 144.

Blink’s shares of Common Stock issuable upon conversion of the Series C Preferred will be subject to a twelve (12) month lock-up, subject to a carve-out for a registered pro rata distribution to Blink’s stockholders. The Company will be required to file a resale registration statement on Form S-1 within sixty (60) days following receipt of Envoy’s financial statements required by Rule 3-05 of Regulation S-X. H Capital, BladeRanger and Blink will also have customary piggyback registration rights and up to two demand registration rights in any twelve-month period. From the Closing until the Series C Preferred is convertible in full into Common Stock following receipt of stockholder approval, the Company shall not, without the prior written consent of BladeRanger, issue or sell any shares of capital stock or other equity securities, or any options, warrants, convertible or exchangeable securities or other rights to acquire capital stock, or enter into any financing or other transaction that would result in dilution to BladeRanger’s ownership interest in the Company; provided that the foregoing shall not apply to issuances expressly contemplated by the Term Sheet or equity compensation pursuant to the Company’s existing equity incentive plans.

The Company and Envoy will be subject to a three (3) year non-compete in the U.S. residential, hospitality and campus shared electric vehicle mobility markets, as well as customary non-solicitation provisions.

Indemnification. Representations and warranties of BladeRanger and Envoy will survive for 18 months (with fundamental representations to survive for 6 years). Any claims for indemnification will be subject to a $100,000 deductible, a pre-Closing cap of $250,000 and a post-Closing cap of 25% of the Envoy-Side Shares value at $6.00 per share. Following the Closing, any indemnification obligations of BladeRanger that are subject to the general cap will be satisfied solely from shares of Series C Preferred or Common Stock held by BladeRanger, valued at $6.00 per share, and BladeRanger will have no cash liability with respect thereto.

The Term Sheet is attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Term Sheet is not intended to provide any other factual information about the Company, its subsidiaries or BladeRanger or Blink or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Term Sheet were made only for purposes of the Term Sheet as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties instead of establishing these matters as facts and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Term Sheet, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Settlement Agreement

On September 15, 2026, the Company, See ID, Inc., a Nevada corporation, ShoulderUp Technology Acquisition Corp., a Delaware corporation, and Dot Works, Inc., a Puerto Rico corporation (collectively, the “Debtors”), entered into a Settlement Agreement (the “Settlement Agreement”) with LHT I, LLC (the “Lender”). The Settlement Agreement resolves the defaults and all outstanding obligations to the Lender under (a) that certain Loan Agreement dated December 4, 2025 (as amended, the “Loan Agreement”), originally entered into with J.J. Astor & Co., a Utah corporation, and assigned to the Lender pursuant to a Note Purchase and Assignment Agreement dated June 22, 2026, and (b) that certain Junior Secured Convertible Promissory Note dated June 23, 2026, in the principal amount of $500,000 (the “Phillips Note”), originally issued to Phillips Equities & Trust, LLC, an affiliate of the Lender, and subsequently assigned to the Lender.

Pursuant to the Settlement Agreement, the Lender will convert (the “Note Conversion”) $924,615.88 of outstanding principal, together with $132,169.41 of accrued and unpaid interest and $30,000.00 of attorney’s fees and costs, totaling $1,086,785.29, into 2,815,506 shares of Common Stock (the “Conversion Shares”) at a Conversion Price of $0.386 per share, as set forth in the Notice of Conversion dated September 15, 2026. In full and complete discharge of all obligations of the Debtors under the Phillips Note, See ID, Inc. and Dot Works, Inc. will transfer, assign, and convey to the Lender certain assets (the “Asset Transfer”) identified in the Settlement Agreement pursuant to Bills of Sale. Upon the issuance of the Conversion Shares and the Asset Transfer, all obligations of the Debtors under the Loan Agreement and the Phillips Note will be fully satisfied and cancelled, and the Debtors will have no further obligations to the Lender arising thereunder. In addition, all liens, security interests, pledges, charges, and encumbrances on all assets, properties, and collateral of the Company, See ID, Inc., ShoulderUp Technology Acquisition Corp., and Dot Works, Inc. will be released and the Lender will file, or cause to be filed, UCC-3 termination statements and such other instruments as may be necessary to evidence such release. The Lender releases the Debtors from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, whether known or unknown, in connection with the Loan Agreement.

Transition Services. In connection with the Asset Transfer, the Company and the Lender will enter into a Transition Services Agreement, to be executed contemporaneously with or promptly following the Settlement Agreement, pursuant to which the Company and its subsidiaries will provide such services, access, information, and support as may be reasonably necessary to enable the Lender to operate the transferred assets.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. This Current Report on Form 8-K reports the following unregistered sales of equity securities:

(a) The shares of Common Stock issuable upon conversion of the H Capital Note;

(b) the shares to be issued by the Company at the Closing of the Acquisition consisting of (i) the 233,543 shares of Common Stock to be issued to BladeRanger, (ii) 8,433,123 shares of Series C Preferred to BladeRanger, and (iii) 2,166,667 shares of Series C Preferred to Blink, which shares of Series C Preferred will have a stated value of $6.00 per share, and will be convertible on a one-for-one basis into shares of Common Stock automatically upon receipt of stockholder approval, subject to the Series C Blocker;

(c) the 2,815,506 Conversion Shares to be issued to LHT I, LLC upon conversion of the Senior Secured Convertible Note dated December 4, 2025 pursuant to the Settlement Agreement and the Notice of Conversion dated September 15, 2026; and

(d) any additional shares of Common Stock or Series C Preferred that may be issued to BladeRanger in respect of amounts funded by BladeRanger for the operation or funding of Envoy or indebtedness of the Company or Envoy during the period from the date of the Term Sheet through the Closing, at a price of $6.00 per share, subject to the limitations described in Item 1.01 above.

The securities described above were, or will be, issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering. Each recipient of such securities represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and that the securities are being acquired for investment purposes only and not with a view toward distribution. The securities will bear restrictive legends and will be subject to restrictions on transfer.

Item 8.01. Other Events.

On September 15, 2026, the Company appeared before a Nasdaq Hearings Panel (the “Hearings Panel”) and presented a compliance plan (the “Compliance Plan”) addressing the previously disclosed deficiencies in Nasdaq’s continued listing requirements for failure to satisfy the minimum Market Value of Listed Securities requirement of $50 million pursuant to Nasdaq Listing Rule 5450(b)(2)(A), the minimum market value of publicly held shares of $15 million required under Nasdaq Listing Rule 5450(b)(2)(C) as a further basis for delisting, and the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2026.

There can be no assurance that the Hearings Panel will grant the Company’s request for continued listing, that the Company will be able to regain compliance with Nasdaq’s continued listing requirements within any period of time that may be granted by the Hearings Panel, or that the Hearings Panel will decide in the Company’s favor. If the Company fails to regain compliance during any compliance period that may be granted by the Hearings Panel, or if the Hearings Panel denies the Company’s request for continued listing, the Company’s Common Stock will be subject to delisting from Nasdaq, which could materially and adversely affect the liquidity and trading of the Company’s securities.

The Common Stock remains listed on Nasdaq under the symbol “DAIC” pending the outcome of the hearing and the issuance of the Hearings Panel’s written decision.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Binding Summary of Principal Terms, dated September 14, 2026, by and among CID HoldCo, Inc., BladeRanger Ltd. and Envoy Technologies, Inc.
10.2	Convertible Promissory Note, dated September 10, 2026, issued by CID HoldCo, Inc. to H Capital Ventures Management Consultancies Co. LLC.
10.3*	Settlement Agreement, dated September 15, 2026, by and among LHT I, LLC, CID HoldCo, Inc., See ID, Inc., ShoulderUp Technology Acquisition Corp. and Dot Works, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: September 16, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
Chief Executive Officer

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